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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 1, 1998



                        Commission file number 33-30261

                       WINDY HILL PET FOOD COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)



               MINNESOTA                             41-0323270
               ---------                             ----------
      (State or Other Jurisdiction         (IRS Employer Identification No.)
    of Incorporation or Organization)


                             Highwoods Plaza II
                          103 Powell Court, Suite 200
                              Brentwood, TN 37027
           (Address of Principal Executive Office, Including Zip Code)


                                (615) 373-7774
             (Registrant's Telephone Number, Including Area Code)


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Item 2.         Acquisition of Disposition of Assets
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        On June 1, 1998, Windy Hill Pet Food company, Inc. a Minnesota corporation (the "Company"), completed the acquisition of all of the capital stock of Deep Run Packaging Co., Inc. ("Deep Run"). Deep Run is a manufacturer of canned pet food for private label retailers. The purchase price of approximately $16 million was based on arm's length negotiations between the Company and the shareholders of Deep Run.

        To finance the acquisition of Deep Run and related costs, the Company borrowed $17 million under the Company's revolving credit facility under the Company's credit agreement.

Item 7.         Financial Statements, Pro Forma Financial Information
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                and Exhibits
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        (a) Financial Statements of the Business Acquired (Deep Run); Pro Forma
            Financial Information. Providing the financial statements and pro forma financial information required by this item is not practical at the time of this report on Form 8-K, such financial statements and pro forma financial information are expected to be filed within 60 days of this filing by an amendment to this report on Form 8-K/A.

        (b) Exhibits. The following exhibits will be filed in accordance with
            Item 601 of Regulation S-K, per an amendment to this report on Form 8-K/A:

               2.1 Stock Purchase Agreement dated April 6, 1998 between Windy Hill Pet Food Company, Inc. and the shareholders of Deep Run Packaging Co., Inc.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        WINDY HILL PET FOOD COMPANY, INC.

Date: June 16, 1998                     By  /s/ Charles W. Dunleavy
                                            -----------------------
                                            Charles W. Dunleavy
                                            Chief Financial Officer and duly
                                            authorized officer



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